***PROMISSORY NOTE***
***(Tracts A and B)***

**U.S. $1,405,560.00**

**Denver, Colorado**
**November 18, 2011**

FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay **Lundieck Investments, Ltd.**, a Colorado limited partnership ("Note Holder"), the principal sum of One Million Four Hundred Five Thousand Five Hundred Sixty and No/100 U.S. Dollars ($1,405,560.00), with interest on the unpaid principal balance from the date hereof until paid, at the rate of five and one-half percent (5.5%) per annum. Principal and interest shall be payable at 3200 Fox Sedge Lane, Highlands Ranch, Colorado 80126, or such other place as the Note Holder may designate, as follows:

(a) Interest will be paid semi-annually on the semi-annual and annual anniversary dates of the Note.

(b) Borrower shall pay annually as principal the sum of One Hundred Thirty-Five Thousand One Hundred Fifty and no/100 U.S. Dollars ($135,150.00) on the first and through and including the fifth annual anniversary of the Note.

(c) On the sixth annual anniversary of the Note, the entire remaining principal balance and all accrued interest shall be due and payable.

If any payment of principal or interest is not paid when due, Borrower shall be in default and the Note shall thereafter bear interest at the rate of twelve percent (12%) per annum.

The first payment of interest shall be due on May 14, 2012, and the first payment of principal shall be due on November 14, 2012. If not sooner paid, the entire remaining principal balance and all accrued interest shall be due and payable on November 14, 2017.

Payments received for application to this Note shall be applied first to the payment of accrued interest at the rate specified above and the balance applied in reduction of the principal amount hereof.

If any payment required by this Note is not paid when due, or if any default under any Deed of Trust securing this Note occurs, the entire principal amount outstanding and accrued interest thereon shall at once become due and payable at the option of the Note Holder ("Acceleration"). The Note Holder shall be entitled to collect all reasonable costs and expense of collection and/or suit, including, but not limited to, reasonable attorneys' fees.

Borrower may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty. If any prepayment of principal is made, Maker shall also pay all accrued interest to the date of making the prepayment, and the prepayment of principal, if made, shall not apply to the next annual payment(s) due.

Borrower and all other makers, sureties, guarantors, and endorsers hereby waive presentment, notice of dishonor, and protest; and they hereby agree to any extensions of time of payment and partial payments before, at, or after maturity. This Note shall be the joint and several obligation of Borrower and all other makers, sureties, guarantors, and endorsers and their successors and assigns.

Initial

Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (a) delivery to Borrower or (b) by recognized overnight courier, such as Federal Express, for next business day delivery, with all fees prepaid, in each case, addressed to Borrower at Borrower's address stated below or to such other address as Borrower may designate by notice to the Note Holder. Any notice to the Note Holder shall be in writing and shall be given and be effective upon (1) delivery to Note Holder or (2) by recognized overnight courier, such as Federal Express, for next business day delivery, with all fees prepaid, in each case, to Note Holder at the address stated in the first paragraph of this Note or to such other address as Note Holder may designate by notice to Borrower.

The indebtedness evidenced by this Note is secured by a Deed of Trust of even date herewith, and until released, said Deed of Trust contains additional rights of the Note Holder. Such rights may cause acceleration of the indebtedness evidenced by this Note. Reference is made to said Deed of Trust for such additional terms. Said Deed of Trust grants rights in the property ("Property") as follows:

*See Exhibit A, Deed of Trust, attached hereto and incorporated herein.*

The execution of this Note shall impose no personal liability on Borrower for payment of the indebtedness represented hereby or any other sum hereunder. The Note Holder shall look only to the Property and in the event of default will not seek any deficiency or personal judgment against Borrower, except such judgment or decree as may be necessary to foreclose and bar Borrower's interest in the Property.

*(CAUTION: SIGN ORIGINAL NOTE ONLY--RETAIN COPY)*

**SPT-Vantage Point, LLC**, a Delaware limited liability company

By: Shopoff Partners, L.P., a Delaware limited partnership, its manager

By: Shopoff General Partner, LLC, a Delaware limited liability company, its general partner

By: Shopoff Properties Trust, Inc., a Maryland corporation, its manager

By ______________________
William A. Shopoff, President and CEO

KEEP THIS NOTE IN A SAFE PLACE. THE ORIGINAL OF THIS NOTE MUST BE EXHIBITED TO THE PUBLIC TRUSTEE IN ORDER TO RELEASE A DEED OF TRUST SECURING THIS NOTE.

Initial

The printed portions of this form, except differentiated additions, have been approved by the Colorado Real Estate Commission. (TD74-8-10) (Mandatory 1-11)

**IF THIS FORM IS USED IN A CONSUMER CREDIT TRANSACTION, CONSULT LEGAL COUNSEL.**

**THIS IS A LEGAL INSTRUMENT. IF NOT UNDERSTOOD, LEGAL, TAX OR OTHER COUNSEL SHOULD BE CONSULTED BEFORE SIGNING.**

# DEED OF TRUST

(Assumable – Not Due on Transfer)

***(Tracts A and B)***

THIS DEED OF TRUST is made this ***18th*** day of ***November, 2011,*** between **SPT-Vantage Point, LLC**, a Delaware limited liability company (Borrower), whose address is c/o Shopoff Advisors, L.P., 8951 Research Drive, Irvine, California 92618, Attention: Edward J. Fitzpatrick, Executive Vice President; and the Public Trustee of the County in which the Property (see § 1) is situated (Trustee); for the benefit of ***Lundieck Investments, Ltd., a Colorado limited partnership*** (Lender), whose address is ***3200 Fox Sedge Lane, Highlands Ranch, Colorado 80126.***

Borrower and Lender covenant and agree as follows:

**1. Property in Trust.** Borrower, in consideration of the indebtedness herein recited and the trust herein created, hereby grants and conveys to Trustee in trust, with power of sale, the following legally described property located in the County of ***Douglas***, State of Colorado:

***As more particularly described in Exhibit A attached hereto and by reference incorporated herein***

known as No. ***vacant land*** ***Town of Parker*** ***Colorado*** (Property Address),
Street Address City State Zip
together with all its appurtenances (Property).

**2. Note: Other Obligations Secured.** This Deed of Trust is given to secure to Lender:

**2.1.** the repayment of the indebtedness evidenced by Borrower's note (Note) dated ***November 18, 2011*** in the principal sum of ***One Million Four Hundred Five Thousand Five Hundred Sixty and No/100*** Dollars (U.S. $***1,405,560.00***), with interest on the unpaid principal balance from ***November 14, 2011*** until paid, at the rate of ***5.5*** percent per annum, with principal and interest payable at ***3200 Fox Sedge Lane, Highlands Ranch, Colorado 80126,*** or such other place as Lender may designate, ~~in ____ payments of ____ Dollars (U.S. $____), due on the ____ day of each ____ beginning ____; such payments to continue until the entire indebtedness evidenced by said Note is fully paid; however, if not sooner paid, the entire principal amount outstanding and accrued interest thereon shall be due and payable on ____; and Borrower is to pay to Lender a late charge of ____% of any payment not received by Lender within ____ days after payment is due; and Borrower has the right to prepay the principal amount outstanding under said Note, in whole or in part, at any time without penalty except ____~~; ***as follows:***

***(a) Interest will be paid semi-annually on the semi-annual and annual anniversary dates of the Note.***

***(b) Borrower shall pay annually as principal the sum of One Hundred Thirty-Five Thousand One Hundred Fifty and No/100 U.S. Dollars ($135,150.00) on the first and through and including the fifth annual anniversary of the Note.***

***(c) On the sixth annual anniversary of the Note, the entire remaining principal balance and all accrued interest shall be due and payable.***

***If any payment of principal or interest is not paid when due, Borrower shall be in default and the Note shall thereafter bear interest at the rate of twelve percent (12%) per annum.***

***Borrower may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty. If any prepayment of principal is made, Maker shall also pay all accrued interest to the date of making the prepayment, and the prepayment of principal, if made, shall not apply to the next annual principal payment(s) due.***

**2.2.** the payment of all other sums, with interest thereon at ***12%*** per annum, disbursed by Lender in accordance with this Deed of Trust to protect the security of this Deed of Trust; and

**2.3.** the performance of the covenants and agreements of Borrower herein contained.

**3. Title.** Borrower covenants that Borrower owns and has the right to grant and convey the Property, and warrants title to the same, subject to general real estate taxes for the current year, easements of record or in existence, and recorded

declarations, restrictions, reservations and covenants, if any, as of this date; and subject to ***the exceptions to title set forth in <u>Exhibit B</u> attached hereto and by reference incorporated herein.***

**4. Payment of Principal and Interest.** Borrower shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, ~~and late charges as provided in the Note~~ and shall perform all of Borrower's other covenants contained in the Note.

**5. Application of Payments.** All payments received by Lender under the terms hereof shall be applied by Lender first in payment of amounts ~~due pursuant to § 23 (Escrow Funds for Taxes and Insurance), then to amounts~~ disbursed by Lender pursuant to § 9 (Protection of Lender's Security), and the balance in accordance with the terms and conditions of the Note.

**6. ~~Prior Mortgages and Deeds of Trust;~~ Charges; Liens.** ~~Borrower shall perform all of Borrower's obligations under any prior deed of trust and any other prior liens.~~ Borrower shall pay all taxes, assessments and other charges, fines and impositions attributable to the Property which may have or attain a priority over this Deed of Trust, ~~and leasehold payments or ground rents, if any, in the manner set out in § 23 (Escrow Funds for Taxes and Insurance) or, if not required to be paid in such manner,~~ by Borrower making payment when due, directly to the payee thereof. Despite the foregoing, Borrower shall not be required to make payments otherwise required by this section if Borrower, after notice to Lender, shall in good faith contest such obligation by, or defend enforcement of such obligation in, legal proceedings which operate to prevent the enforcement of the obligation or forfeiture of the Property or any part thereof, only upon Borrower making all such contested payments and other payments as ordered by the court to the registry of the court in which such proceedings are filed.

**7. Property Insurance.** Borrower shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire or hazards included within the term "extended coverage" in an amount at least equal to the lesser of (a) the insurable value of the Property or (b) an amount sufficient to pay the sums secured by this Deed of Trust as well as any prior encumbrances on the Property. All of the foregoing shall be known as "Property Insurance."

The insurance carrier providing the insurance shall be qualified to write Property Insurance in Colorado and shall be chosen by Borrower subject to Lender's right to reject the chosen carrier for reasonable cause. All insurance policies and renewals thereof shall include a standard mortgage clause in favor of Lender, and shall provide that the insurance carrier shall notify Lender at least ten (10) days before cancellation, termination or any material change of coverage. Insurance policies shall be furnished to Lender at or before closing. Lender shall have the right to hold the policies and renewals thereof.

In the event of loss, Borrower shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower.

Insurance proceeds shall be applied to restoration or repair of the Property damaged, provided said restoration or repair is economically feasible and the security of this Deed of Trust is not thereby impaired. If such restoration or repair is not economically feasible or if the security of this Deed of Trust would be impaired, the insurance proceeds shall be applied to the sums secured by this Deed of Trust, with the excess, if any, paid to Borrower. If the Property is abandoned by Borrower, or if Borrower fails to respond to Lender within 30 days from the date notice is given in accordance with § 16 (Notice) by Lender to Borrower that the insurance carrier offers to settle a claim for insurance benefits, Lender is authorized to collect and apply the insurance proceeds, at Lender's option, either to restoration or repair of the Property or to the sums secured by this Deed of Trust.

Any such application of proceeds to principal shall not extend or postpone the due date of the installments referred to in §§ 4 (Payment of Principal and Interest) and 23 (Escrow Funds for Taxes and Insurance) or change the amount of such installments. Notwithstanding anything herein to the contrary, if under § 18 (Acceleration; Foreclosure; Other Remedies) the Property is acquired by Lender, all right, title and interest of Borrower in and to any insurance policies and in and to the proceeds thereof resulting from damage to the Property prior to the sale or acquisition shall pass to Lender to the extent of the sums secured by this Deed of Trust immediately prior to such sale or acquisition.

All of the rights of Borrower and Lender hereunder with respect to insurance carriers, insurance policies and insurance proceeds are subject to the rights of any holder of a prior deed of trust with respect to said insurance carriers, policies and proceeds.

**8. Preservation and Maintenance of Property.** Borrower shall keep the Property in good repair and shall not commit waste or permit impairment or deterioration of the Property ~~and shall comply with the provisions of any lease if this Deed of Trust is on a leasehold~~. Borrower shall perform all of Borrower's obligations under any declarations, covenants, by-laws, rules, or other documents governing the use, ownership or occupancy of the Property.

**9. Protection of Lender's Security.** Except when Borrower has exercised Borrower's rights under § 6 above, if Borrower fails to perform the covenants and agreements contained in this Deed of Trust, or if a default occurs in a prior lien, or if any action or proceeding is commenced which materially affects Lender's interest in the Property, then Lender, at Lender's option, with notice to Borrower if required by law, may make such appearances, disburse such sums and take such action as is necessary to protect Lender's interest, including, but not limited to:

**9.1.** any general or special taxes or ditch or water assessments levied or accruing against the Property;

**9.2.** the premiums on any insurance necessary to protect any improvements comprising a part of the Property;

**9.3.** ~~sums due on any prior lien or encumbrance on the Property;~~ ***[intentionally omitted]***

**9.4.** ~~if the Property is a leasehold or is subject to a lease, all sums due under such lease;~~ ***[Intentionally omitted]***

**9.5.** the reasonable costs and expenses of defending, protecting, and maintaining the Property and Lender's interest in the Property, including repair and maintenance costs and expenses, costs and expenses of protecting and securing the Property, receiver's fees and expenses, inspection fees, appraisal fees, court costs, attorney fees and costs, and fees and costs of an attorney in the employment of Lender or holder of the certificate of purchase;

**9.6.** all other costs and expenses allowable by the evidence of debt or this Deed of Trust; and

**9.7.** such other costs and expenses which may be authorized by a court of competent jurisdiction.

~~Borrower hereby assigns to Lender any right Borrower may have by reason of any prior encumbrance on the Property or by law or otherwise to cure any default under said prior encumbrance.~~

Any amounts disbursed by Lender pursuant to this § 9, with interest thereon, shall become additional indebtedness of Borrower secured by this Deed of Trust. Such amounts shall be payable upon notice from Lender to Borrower requesting payment thereof, and Lender may bring suit to collect any amounts so disbursed plus interest specified in § 2.2 (Note: Other Obligations Secured). Nothing contained in this § 9 shall require Lender to incur any expense or take any action hereunder.

**10. Inspection.** Lender may make or cause to be made reasonable entries upon and inspection of the Property, provided that Lender shall give Borrower notice prior to any such inspection specifying reasonable cause therefore related to Lender's interest in the Property.

**11. Condemnation.** The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of the Property, or part thereof, or for conveyance in lieu of condemnation, are hereby assigned and shall be paid to Lender as herein provided. ~~However, all of the rights of Borrower and Lender hereunder with respect to such proceeds are subject to the rights of any holder of a prior deed of trust.~~

In the event of a total taking of the Property, the proceeds shall be applied to the sums secured by this Deed of Trust, with the excess, if any, paid to Borrower. In the event of a partial taking of the Property, the proceeds remaining after taking out any part of the award due any prior lien holder (net award) shall be divided between Lender and Borrower, in the same ratio as the amount of the sums secured by this Deed of Trust immediately prior to the date of taking bears to Borrower's equity in the Property immediately prior to the date of taking. Borrower's equity in the Property means the fair market value of the Property less the amount of sums secured by both this Deed of Trust and all prior liens (except taxes) that are to receive any of the award, all at the value immediately prior to the date of taking.

If the Property is abandoned by Borrower or if, after notice by Lender to Borrower that the condemnor offers to make an award or settle a claim for damages, Borrower fails to respond to Lender within 30 days after the date such notice is given, Lender is authorized to collect and apply the proceeds, at Lender's option, either to restoration or repair of the Property or to the sums secured by this Deed of Trust.

Any such application of proceeds to principal shall not extend or postpone the due date of the installments referred to in §§ 4 (Payment of Principal and Interest) ~~and 23 (Escrow Funds for Taxes and Insurance)~~ nor change the amount of such installments.

**12. Borrower not Released.** Extension of the time for payment or modification of amortization of the sums secured by this Deed of Trust granted by Lender to any successor in interest of Borrower shall not operate to release, in any manner, the liability of the original Borrower, nor Borrower's successors in interest, from the original terms of this Deed of Trust. Lender shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Deed of Trust by reason of any demand made by the original Borrower nor Borrower's successors in interest.

**13. Forbearance by Lender Not a Waiver.** Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by law, shall not be a waiver or preclude the exercise of any such right or remedy.

**14. Remedies Cumulative.** Each remedy provided in the Note and this Deed of Trust is distinct from and cumulative to all other rights or remedies under the Note and this Deed of Trust or afforded by law or equity, and may be exercised concurrently, independently or successively.

**15. Successors and Assigns Bound; Joint and Several Liability; Captions.** The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower. All covenants and agreements of Borrower shall be joint and several. The captions and headings of the sections in this Deed of Trust are for convenience only and are not to be used to interpret or define the provisions hereof.

**16. Notice.** Except for any notice required by law to be given in another manner, (a) any notice to Borrower provided for in this Deed of Trust shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) ***sent by a recognized overnight courier, such as Federal Express, for next business day delivery, all fees prepaid,***~~mailing such notice by first-class U.S. mail,~~ addressed to Borrower at Borrower's address stated herein or at such other address as Borrower may designate by notice to Lender as provided herein, and (b) any notice to Lender shall be in writing and shall be given and be effective upon (1) delivery to Lender or (2) ***sent by a recognized overnight courier, such as FedEx, for next business day delivery, all fees prepaid*** ~~mailing such notice by first-class U.S. mail~~, to Lender's address stated herein or to such other address

as Lender may designate by notice to Borrower as provided herein. Any notice provided for in this Deed of Trust shall be deemed to have been given to Borrower or Lender when given in any manner designated herein.

**17. Governing Law; Severability.** The Note and this Deed of Trust shall be governed by the law of Colorado. In the event that any provision or clause of this Deed of Trust or the Note conflicts with the law, such conflict shall not affect other provisions of this Deed of Trust or the Note which can be given effect without the conflicting provision, and to this end the provisions of the Deed of Trust and Note are declared to be severable.

**18. Acceleration; Foreclosure; Other Remedies.** Upon Borrower's breach of any covenant or agreement of Borrower in this Deed of Trust, ~~or upon any default in a prior lien upon the Property,~~ (unless Borrower has exercised Borrower's rights under § 6 above), at Lender's option, all of the sums secured by this Deed of Trust shall be immediately due and payable (Acceleration). To exercise this option, Lender may invoke the power of sale and any other remedies permitted by law. Lender shall be entitled to collect all reasonable costs and expenses incurred in pursuing the remedies provided in this Deed of Trust, including, but not limited to, reasonable attorney's fees.

If Lender invokes the power of sale, Lender shall give written notice to Trustee of such election. Trustee shall give such notice to Borrower of Borrower's rights as is provided by law. Trustee shall record a copy of such notice and shall cause publication of the legal notice as required by law in a legal newspaper of general circulation in each county in which the Property is situated, and shall mail copies of such notice of sale to Borrower and other persons as prescribed by law. After the lapse of such time as may be required by law, Trustee, without demand on Borrower, shall sell the Property at public auction to the highest bidder for cash at the time and place (which may be on the Property or any part thereof as permitted by law) in one or more parcels as Trustee may think best and in such order as Trustee may determine. Lender or Lender's designee may purchase the Property at any sale. It shall not be obligatory upon the purchaser at any such sale to see to the application of the purchase money.

Trustee shall apply the proceeds of the sale in the following order: (a) to all reasonable costs and expenses of the sale, including, but not limited to, reasonable Trustee's and attorney's fees and costs of title evidence; (b) to all sums secured by this Deed of Trust; and (c) the excess, if any, to the person or persons legally entitled thereto.

**19. Borrower's Right to Cure Default.** Whenever foreclosure is commenced for nonpayment of any sums due hereunder, the owners of the Property or parties liable hereon shall be entitled to cure said defaults by paying all delinquent principal and interest payments due as of the date of cure, costs, expenses, late charges, attorney's fees and other fees all in the manner provided by law. Upon such payment, this Deed of Trust and the obligations secured hereby shall remain in full force and effect as though no Acceleration had occurred, and the foreclosure proceedings shall be discontinued.

**20. Assignment of Rents; Appointment of Receiver; Lender in Possession.** As additional security hereunder, Borrower hereby assigns to Lender the rents of the Property; however, Borrower shall, prior to Acceleration under § 18 (Acceleration; Foreclosure; Other Remedies) or abandonment of the Property, have the right to collect and retain such rents as they become due and payable.

Lender or the holder of the Trustee's certificate of purchase shall be entitled to a receiver for the Property after Acceleration under § 18 (Acceleration; Foreclosure; Other Remedies), and shall also be so entitled during the time covered by foreclosure proceedings and the period of redemption, if any; and shall be entitled thereto as a matter of right without regard to the solvency or insolvency of Borrower or of the then owner of the Property, and without regard to the value thereof. Such receiver may be appointed by any Court of competent jurisdiction upon ex parte application and without notice; notice being hereby expressly waived.

Upon Acceleration under § 18 (Acceleration; Foreclosure; Other Remedies) or abandonment of the Property, Lender, in person, by agent or by judicially-appointed receiver, shall be entitled to enter upon, take possession of and manage the Property and to collect the rents of the Property including those past due. All rents collected by Lender or the receiver shall be applied, first to payment of the costs of preservation and management of the Property, ~~second to payments due upon prior liens,~~ and then to the sums secured by this Deed of Trust. Lender and the receiver shall be liable to account only for those rents actually received.

**21. Release.** Upon payment of all sums secured by this Deed of Trust, Lender shall cause Trustee to release this Deed of Trust and shall produce for Trustee the Note. Borrower shall pay all costs of recordation and shall pay the statutory Trustee's fees. If Lender shall not produce the Note as aforesaid, then Lender, upon notice in accordance with § 16 (Notice) from Borrower to Lender, shall obtain, at Lender's expense, and file any lost instrument bond required by Trustee or pay the cost thereof to effect the release of this Deed of Trust.

**22. Waiver of Exemptions.** Borrower hereby waives all right of homestead and any other exemption in the Property under state or federal law presently existing or hereafter enacted.

***23. <u>Non-Recourse</u>. Notwithstanding anything in this Deed of Trust to the contrary, the Note Holder shall look only to the Property for satisfaction of Borrower's obligations under the Note and/or this Deed of Trust, and in the event of default by Borrower, will not seek any deficiency or judgment against Borrower, except such judgment as may be necessary***

to foreclose and bar Borrower's interest in the Property; and in no event shall a deficiency judgment be taken against Borrower.

24. Transfer of Property; Assumption. Borrower may transfer all of its right, title, and interest in the Property; and any purchaser from Borrower may take title to the Property subject to this Deed of Trust.

25. Partial Releases. Borrower shall be entitled to partial releases of the Property encumbered by this Deed of Trust on the following terms and conditions:

25.1 Plat of Property. If Borrower plats the Property subject to this Deed of Trust, Note Holder shall (a) consent to the platting subject to the provisions of the following Section 25.2; and (b) shall partially release from the lien of this Deed of Trust all property shown on such plat as publicly dedicated streets and roads upon payment to Note Holder of an amount equal to $1.59 per square foot (the "Release Factor"), multiplied by the number of square feet contained in the area of the publicly dedicated streets and roads depicted in the plat.

25.2 Development Cooperation. At the request of Borrower, and at no expense to Lender, Lender shall provide its cooperation to Borrower in its effort to plat and develop the property. Prior to Borrower submitting to the Town of Parker ("the Town") a proposal plat, which will allow the property to be developed with commercial uses as well as multi-family and single-family attached uses ("Preliminary Plat"), Borrower shall submit such Preliminary Plat to Lender for its review and express approval. Lender shall, within 15 days after receiving such Preliminary Plat either: (a) express its approval in writing by delivering to Borrower a letter expressing its approval, or alternatively by endorsing the actual Preliminary Plat document; or (b) express its disapproval in a written letter which letter shall outline, detail and explain its reasons for its disapproval, however, Lender's approval shall not be unreasonably withheld. Failure on the part of Lender to express its approval or disapproval in writing, within the allowed 15 day period then, in that event, Lender's approval shall be deemed to have been given and Borrower may then pursue final platting of the property with the Town. Following the time Borrower obtains final plat approval ("Final Plat"), Borrower shall then deliver to Lender the then approved Final Plat document and Lender shall then express its consent and approval by executing this final plat document. Notwithstanding anything to the contrary within this Section 25.2, Lender shall not be required to express its consent and approval, or to execute the Final Plat document, if by doing so would obligate Lender to terms and/or conditions not previously agreed to prior to the time Borrower obtained Lender's approval of the Preliminary Plat, and in no event shall any Final Plat reduce or otherwise diminish the underlying value of any of the lands described in this deed of trust, nor shall Lender be obligated, burdened or otherwise subject to financial commitments or other obligations under the terms of the plat, as may be required by the Town as a conditions of plat approval or which might otherwise be set out in the Final Plat document as plat conditional requirements, nor shall this deed of trust become subordinate to the any obligations of the plat, unless any such commitments and/or obligations have been previously agreed to by the Lender in writing.

25.3 Payment of Release Factor. Upon payment to Note Holder of the Release Factor for each square foot to be released, Borrower shall be entitled to one or more partial releases of the Property subject to this Deed of Trust, subject to the additional conditions set forth in Section 25.4 of this Deed of Trust.

25.4 Additional Conditions. Upon payment of the amount required to be made by Borrower pursuant to the foregoing Section 25.3, the following conditions shall apply to each partial release:

(a) Each request for a partial release shall be for an area not less than 8.00 acres, except, however, there shall be no minimum area requirement when providing for a partial release for the platted streets and roads, as allowed under Section 25.1. Any partial release given by Note Holder for such publicly dedicated streets and roads shall not serve to reduce the minimum 8-acre requirement for any subsequent partial release. All requests for partial release shall be in writing, addressed to Note Holder, and shall be accompanied by a survey plat map that accurately describes the parcel requested for release and the exact square footage contained therein.

(b) Attached hereto as Exhibit C is a partial release map depicting the location of certain parcels within Tracts A and B. If Borrower requests a partial release from this Deed of Trust, the parcel(s) to be released shall be released in the order Comm 1, then Comm 2, and then Comm 3, as shown on Exhibit C. Comm 1 and Comm 2 may be released as one partial release.

26. Modification of Legal Description. At the request of Borrower, the legal description of the Property subject to this Deed of Trust will be modified to conform to the survey legal description of Tracts A and B as actually platted, provided that the legal description of Tracts A and B does not materially change the configuration of Tracts A and B as depicted on Exhibit B.

27. Agricultural Land Designation.

27.1 Classification of Property. Borrower acknowledges that the Property has been under agricultural grazing leases for a number of years and that the Douglas County Assessor has the Property presently classified and assessed for taxing purposes as Agricultural Land, which is a land use taxing classification that keeps annual real estate taxes to a minimum. It is essential that this agricultural classification continue until the Note for which this Deed of Trust is given is fully paid, so as to minimize the annual real estate tax burden on the Property.

***27.2 <u>Borrower's Obligations</u>. For so long as this Deed of Trust secures any portion of the lands not released from the lien of the Deed of Trust encumbering such land (the "Encumbered Lands") herein described, Borrower shall at all times exercise its reasonable and best effort to keep and maintain such Encumbered Lands in a state and condition of agricultural production sufficient to quality for the continued statutory land use classification of "Agricultural Land," as specifically provided under Section 3(1)(a), Article X of the Colorado Constitution, and under Section 39-1-103(5)(a), Colorado Revised Statutes, as the same may be hereafter amended from time to time. If the Encumbered Lands are reclassified to a use other than Agricultural Lands, Borrower shall have the following rights, duties, and obligations: (a) Borrower may contest any reclassification to the extent Borrower determines it is reasonable to do so, including appeals; (b) if, notwithstanding the efforts of Borrower, the Encumbered Lands are reclassified to a different land classification resulting in higher taxes on the Encumbered Lands, it shall be the obligation of Borrower to pay such taxes. If Borrower does not pay said taxes within the latest to occur of (1) six months after the taxes are due or (2) within 30 days after notification from Note Holder of non-payment of such taxes, the Note Holder, at Note Holder's sole option, may invoke the remedy provisions of Section 18 of this Deed of Trust.***

~~**23. Escrow Funds for Taxes and Insurance.** This § 23 is not applicable if Funds, as defined below, are being paid pursuant to a prior encumbrance. Subject to applicable law, Borrower shall pay to Lender, on each day installments of principal and interest are payable under the Note, until the Note is paid in full, a sum (herein referred to as "Funds") equal to ___ of the yearly taxes and assessments which may attain priority over this Deed of Trust, plus _ of yearly premium installments for Property Insurance, all as reasonably estimated initially and from time to time by Lender on the basis of assessments and bills and reasonable estimates thereof, taking into account any excess Funds not used or shortages.~~

~~The principal of the Funds shall be held in a separate account by Lender in trust for the benefit of Borrower and deposited in an institution, the deposits or accounts of which are insured or guaranteed by a federal or state agency. Lender shall apply the Funds to pay said taxes, assessments and insurance premiums. Lender may not charge for so holding and applying the Funds, analyzing said account or verifying and compiling said assessments and bills. Lender shall not be required to pay Borrower any interest or earnings on the Funds. Lender shall give to Borrower, without charge, an annual accounting of the Funds showing credits and debits to the Funds and the purpose for which each debit to the Funds was made. The Funds are pledged as additional security for the sums secured by this Deed of Trust.~~

~~If the amount of the Funds held by Lender shall not be sufficient to pay taxes, assessments and insurance premiums as they fall due, Borrower shall pay to Lender any amount necessary to make up the deficiency within 30 days from the date notice is given in accordance with § 16 (Notice) by Lender to Borrower requesting payment thereof. Provided however, if the loan secured by this Deed of Trust is subject to RESPA or other laws regulating Escrow Accounts, such deficiency, surplus or any other required adjustment shall be paid, credited or adjusted in compliance with such applicable laws.~~

~~Upon payment in full of all sums secured by this Deed of Trust, Lender shall simultaneously refund to Borrower any Funds held by Lender. If under § 18 (Acceleration; Foreclosure; Other Remedies) the Property is sold or the Property is otherwise acquired by Lender, Lender shall apply, no later than immediately prior to the sale of the Property or its acquisition by Lender, whichever occurs first, any Funds held by Lender at the time of application as a credit against the sums secured by this Deed of Trust.~~

**28. Borrower's Copy.** Borrower acknowledges receipt of a copy of the Note and this Deed of Trust.

EXECUTED BY BORROWER.

IF BORROWER IS NATURAL PERSON(s):

doing business as

IF BORROWER IS CORPORATION:
ATTEST:

Name of Corporation
By
President

Secretary
(SEAL)

IF BORROWER IS PARTNERSHIP:

Name of Partnership
By
A General Partner

*EXHIBIT A*

IF BORROWER IS LIMITED LIABILITY COMPANY:

***SPT-Vantage Point, LLC, a Delaware limited liability company***

***By: Shopoff Partners, L.P., a Delaware limited partnership, its manager***

***By: Shopoff General Partner, LLC, a Delaware limited liability company, its general partner***

***By: Shopoff Properties Trust, Inc., a Maryland corporation, its manager***

***By_______________________________***
***William A. Shopoff, President and CEO***

STATE OF COLORADO
______________ COUNTY OF ________________________

The foregoing instrument was acknowledged before me this __ day of _____, 20__, by *_.

Witness my hand and official seal.
My commission expires:

Notary Public

*If a natural person or persons, insert the name(s) of such person(s). If a corporation, insert, for example, "John Doe as President and Jane Doe as Secretary of Doe & Co., a Colorado corporation." If a partnership, insert, for example, "Sam Smith as general partner in and for Smith & Smith, a general partnership." A Statement of Authority may be required if borrower is a limited liability company or other entity (§ 38-30-172, C.R.S.).

***By its signature hereon, Lender, Lundieck Investments, Ltd., a Colorado limited partnership, agrees to the partial release provisions contained herein.***

***Lundieck Investments, Ltd., a Colorado limited partnership***

***By_______________________________***
***Richard R. Dieckmann, General Partner***

***By_______________________________***
***Gordon Lundquist, General Partner***

***STATE OF COLORADO )***
***) ss.***
***__________ COUNTY OF__________)***

***The foregoing instrument was acknowledged before me this _____ day of November, 2011, by Richard R. Dieckmann and Gordon Lundquist, as General Partners of Lundieck Investments, Ltd., a Colorado limited partnership.***

***WITNESS my hand and official seal.***

_______________________________
***Notary Public***

***My commission expires __________________***

***EXHIBIT A***
***Legal Descriptions***
***Tracts A and B***

*Tract A--*

A parcel of land located in the Northeast one-quarter of Section 4, Township 6 South, Range 66 West of the 6th Principal meridian, County of Douglas, State of Colorado, being more particularly described as follows:

COMMENCING at the East one-quarter corner of said Section 4;
THENCE S89°08'26"W along the Southerly line of the Northeast one-quarter of said Section 4 and non-tangent with the following described curve, a distance of 0.63 feet;
THENCE the following two (2) courses along the northerly lines of the right-of-way for East Cottonwood Drive as described in Book 1908, Page 2078 at Reception No. 73641;
1) along a curve to the left with a radius of 2798.00 feet, a delta angle of 10°37'42", a chord bearing of N85°32'43"W, a chord length of 518.28 feet, and an arc distance of 519.03 feet;
2) THENCE S89°08'26"W, a distance of 166.09 feet to the POINT OF BEGINNING;

THENCE continuing S89°08'26"W along the said northerly right-of-way line, a distance of 651.28 feet;
THENCE N88°12'27"W along the said northerly right-of-way line, a distance of 120.60 feet;
THENCE N28°13'07"W along the easterly Right-of-Way of Colorado State Highway 83 as recorded at Book 483 at Page 31, a distance of 275.00 feet;
THENCE N47°34'53"W W along the easterly Right-of-Way of Colorado State Highway 83 as recorded at Book 483 at Page 31 , a distance of 212.07 feet;
THENCE N28°12'53"W along the easterly Right-of-Way of Colorado State Highway 83 as recorded at Book 483 at Page 31 and Book 479 at Page 539 , a distance of 442.99 feet;
THENCE N88°57'27"E, a distance of 626.09 feet;
THENCE S45°00'00"E, a distance of 243.34 feet;
THENCE along a curve to the left with a radius of 200.00 feet, a delta angle of 45°00'00", a chord bearing of S67°30'00"E, a chord length of 153.07 feet, and an arc distance of 157.08 feet;
THENCE N90°00'00"E, a distance of 328.30 feet;
THENCE S00°00'00"E, a distance of 550.47 feet to the POINT OF BEGINNING.

Containing 15.77 Acres, more or less.

*Tract B--*

A parcel of land located in the Northeast one-quarter of Section 4, Township 6 South, Range 66 West of the 6th Principal meridian, County of Douglas, State of Colorado, being more particularly described as follows:

BEGINNING at the East one-quarter corner of said Section 4;

THENCE S89°08'26"W along the Southerly line of the Northeast one-quarter of said Section 4 and non-tangent with the following described curve, a distance of 0.63 feet;
THENCE the following two (2) courses along the northerly lines of the right-of-way for East Cottonwood Drive as described in Book 1908, Page 2078 at Reception No. 73641;
1) along a curve to the left with a radius of 2798.00 feet, a delta angle of 10°37'42", a chord bearing of N85°32'43"W, a chord length of 518.28 feet, and an arc distance of 519.03 feet;
2) THENCE S89°08'26"W, a distance of 166.09 feet;
THENCE N00°00'00"E, a distance of 550.47 feet;
THENCE N90°00'00"E, a distance of 682.20 feet;
THENCE S00°07'05"E along the Easterly line of the Northeast Quarter of said Section 4, a distance of 588.22 feet to the POINT OF BEGINNING.

Containing 8.74 Acres, more or less.

Tracts A and B are subject to the Exceptions to Title contained in Exhibit B to the Deed of Trust.

# EXHIBIT B

## Exceptions to Title

(Items 1 through 5 intentionally omitted)

6. Any rights or interests of third parties which exist or are claimed to exist in and over the present and past bed, banks or waters of Parker Ditch as disclosed by the instrument recorded March 09, 1885 in Book Q at Page 6.

7. The right of a proprietor of a vein or lode to extract and remove his ore therefrom should the same be found to penetrate or intersect the premises and a right of way thereon for ditches or canals constructed by the authority of the United States, as reserved in United States Patent recorded November 25, 1898 in Book 12 at Page 99.

8. Terms, conditions, provisions, obligations, easements and agreements as set forth in Right of Way Contract recorded May 31, 1966 in Book 170 at Page 214.

   NOTE: Assignment of Easements and Licenses in connection therewith recorded October 12, 2005 at Reception No. 2005097771.

9. An easement for access and incidental purposes granted to Leslie R. Koehnen and Janice W. Koehnen, as set forth in an instrument recorded September 30, 1975 in Book 280 at Page 771.

10. Terms, conditions, provisions, obligations, easements and agreements as set forth in Decree recorded December 21, 1976 in Book 301 at Page 241.

11. Reservation of rights of way for ingress and egress for adjoining owners as contained in Warranty Deeds recorded December 21, 1976 in Book 301 at Page 257 and April 7, 1977 in Book 306 at Pages 163 and 199.

12. Reservations by Lundieck Investments, Ltd., a limited partnership as contained in Special Warranty Deeds to State Department of Highways, Division of Highways, State of Colorado recorded June 20, 1983 in Book 479 at Page 539 and July 15, 1983 in Book 483 at Page 31.

13. Terms, conditions, provisions, obligations and agreements as set forth in Findings, Judgment and Decree recorded May 13, 1987 in Book 720 at Page 690 and April 8, 1988 in Book 785 at Page 575.

14. Terms, conditions, provisions, obligations, easements and agreements as set forth in Grading and Drainage Plan recorded August 7, 1987 at Reception No. 8723356.

15. Any tax, lien, fee or assessment by reason of inclusion of subject property in the Cherry Creek Basin Authority, as evidenced by instrument recorded May 06, 1988 in Book 790 at Page 718.

16. Terms, conditions, provisions, obligations and agreements as set forth in Certificate of Organization for the E-470 Public Highway Authority recorded May 12, 1988 in Book 792 at Page 3 and Amendment thereto recorded December 19, 1995 in Book 1307 at Page 235.

17. Terms, conditions, provisions, obligations and agreements as set forth in Resolution No. R-989-045 recorded August 03, 1989 in Book 866 at Page 802.

18. Terms, conditions, provisions, obligations and agreements as set forth in Lundieck Investments, Ltd. Annexation Agreement recorded January 11, 1990 in Book 892 at Page 1183.

NOTE: Annexation Map in connection therewith recorded January 11, 1990 at Reception No. 9001002.

19. Terms, conditions, provisions, obligations and agreements as set forth in Certification Concerning Cottonwood Drive Participation Agreement recorded March 29, 2002 in Book 2297 at Page 442.

20. Terms, conditions, provisions, obligations and agreements as set forth in Annexation Agreement Lundieck Property recorded December 11, 2003 at Reception No. 2003174773.

NOTE: Annexation Ordinance No. 2.145 Series of 2003 in connection therewith recorded December 11, 2003 at Reception No. 2003174771.

NOTE: Annexation Map in connection therewith recorded December 11, 2003 at Reception No. 2003174772.

21. Terms, conditions, provisions, obligations and agreements as set forth in Vantage Point Development Guide recorded December 11, 2003 at Reception No. 2003174776.

NOTE: Ordinance No. 3.214 Series of 2003 in connection therewith recorded December 11, 2003 at Reception No. 2003174774.

NOTE: Vantage Point Development Plan in connection therewith recorded December 11, 2003 at Reception No. 2003174775.

22. Water rights, claims or title to water, whether or not shown by the public records.

23. Existing leases and tenancies, if any.

# Vantage Point

DEVELOPMENT PLAN

EXHIBIT D


MF 1
MF 3
MF 2
Comm 2
Comm 3
Comm 1

Exhibit C